FOR IMMEDIATE RELEASE Media Contacts: Hiebing Hiebing Marcie Waters Erin Elliott 608-256-6357 920-592-3555 mwaters@hiebing.com eelliott@hiebing.com Investor Relations Contact: Schneider Pat Costello 920-592-SNDR (7637) investor@schneider.com Schneider National, Inc. Announces Quarterly Dividend GREEN BAY, Wis. (October 31, 2018) – Schneider National, Inc. (NYSE: SNDR) announced today that its Board of Directors has declared a quarterly cash dividend of $0.06 per share on its Class A and Class B common stock, payable to shareholders of record as of December 14, 2018. The dividend is expected to be paid on January 7, 2019. About Schneider National, Inc. Schneider is a premier provider of transportation and logistics services. Offering one of the broadest portfolios in the industry, Schneider’s solutions include Regional and Long-Haul Truckload, Expedited, Dedicated, Bulk, Intermodal, Final Mile, LTL, Brokerage, Warehousing, Supply Chain Management and Port Logistics. A $4.4 billion company (2017 revenue), Schneider has been delivering superior customer experiences and safely getting it done for over 80 years. For more information about Schneider, visit www.schneider.com or follow on Twitter: @WeAreSchneider. Source: Schneider SNDR ###